UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2025 (February 18, 2025)

HCA Healthcare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2025 Executive Officer Performance Excellence Program

On February 18, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of HCA Healthcare, Inc. (the “Company”) adopted the 2025 Executive Officer Performance Excellence Program (the “Executive Officer PEP”). Under the Executive Officer PEP, the executive officers of the Company shall be eligible to earn performance awards based upon the achievement of certain specified performance targets. The Executive Officer PEP award opportunities for the Company’s executive officers are weighted (i) 80% for the achievement of certain EBITDA (as defined in the Executive Officer PEP) targets and (ii) 20% for the achievement of targets associated with certain quality metrics. The quality weighted portion of the Executive Officer PEP is based on each of the following quality categories: Healthcare-Associated Infections and Sepsis (30%), Complication and Mortality (30%) and Care Experience (40%) (each as defined in the Executive Officer PEP).

Target Executive Officer PEP award opportunities for 2025 for the Company’s named executive officers1 participating in the Executive Officer PEP are as follows:

•	175% of base salary for Samuel N. Hazen, our Chief Executive Officer; and

•	125% of base salary for Michael A. Marks, our Executive Vice President and Chief Financial Officer, and Jon M. Foster, our Executive Vice President and Chief Operating Officer.

[1]	Michael A. Marks was promoted to Executive Vice President and Chief Financial Officer, effective May 1, 2024.

With respect to the EBITDA weighted portion of the Executive Officer PEP, participants will receive 100% of the EBITDA weighted portion of the target award for target performance, 25% of the EBITDA weighted portion of the target award for a minimum acceptable (threshold) level of performance, and a maximum of 200% of the EBITDA weighted portion of the target award for maximum performance. With respect to the quality weighted portion of the Executive Officer PEP, participants will receive 100% of the quality weighted portion of the target award applicable to each individual quality and care metric for performance at the target level of performance for such metric, 0% of the quality weighted portion of the target award applicable to each individual quality and care metric for performance at or below the minimum (threshold) level of performance for such metric and a maximum of 200% of the quality weighted portion of the target award applicable to each individual quality and care metric for maximum performance for such metric; provided, that, in the event the Company’s actual EBITDA is less than 90% of the target level of EBITDA, there will be no payment with respect to the quality weighted portion of the Executive Officer PEP.

Awards pursuant to the Executive Officer PEP will be paid solely in cash. No payments will be made for performance below specified threshold amounts. Payouts between threshold and target or target and maximum will be calculated by the Committee in its sole discretion using straight-line interpolation. The Committee may make adjustments to the terms and conditions of awards, the performance criteria, and/or associated targets under the Executive Officer PEP in recognition of unusual or nonrecurring events affecting a participant or the Company, or the financial statements of the Company, or in certain other instances specified in the Executive Officer PEP. In addition, in the event the applicable governmental agency adjusts any of the definitions of the quality and care metrics during the performance period, appropriate adjustments shall be made to the targets, or results, or both, to properly account for such changes, in the Committee’s sole discretion. Awards pursuant to the Executive Officer PEP are also subject to discretionary recovery or adjustment by the Company in certain circumstances in which the operating results on which the payment was based were restated or otherwise adjusted or in the event a participant’s conduct is not in good faith and materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates. Any award granted pursuant to the Executive Officer PEP shall also be subject to mandatory repayment by the participant to the Company as set forth in the Executive Officer PEP.

The foregoing description of the Executive Officer PEP does not purport to be complete and is qualified in its entirety by reference to the Executive Officer PEP, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Retirement of Meg G. Crofton from the Board of Directors of the Company

On February 19, 2025, Meg G. Crofton informed the Company that she would not be standing for re-election and would retire from the Company’s Board of Directors effective at the Company’s annual meeting of stockholders on April 24, 2025.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	HCA Healthcare, Inc. 2025 Executive Officer Performance Excellence Program

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC.

/s/ John M. Franck II
John M. Franck II
Vice President – Legal & Corporate Secretary

Date: February 24, 2025